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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the registration statement of Brightpoint, Inc. on Post-Effective Amendment No. 2 to Form S-8 (Registration No. 333-87863), pertaining to the 1994 Stock Option Plan, As Amended; 1996 Stock Option Plan, As Amended; Non-Employee Director Stock Option Plan; and 1999 Brightpoint, Inc. Employee Stock Purchase Plan, of our report dated January 23, 2004, except for Note 18, as to which date is February 19, 2004, with respect to the consolidated financial statements and schedule of Brightpoint, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


Indianapolis, Indiana
June 23, 2004

                                                        /s/ ERNST & YOUNG, LLP
                                                        ------------------------
                                                        ERNST & YOUNG, LLP